UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐Preliminary Proxy Statement

☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒Definitive Proxy Statement

☐Definitive Additional Materials

☐Soliciting Material under §240.14a-12

LFTD PARTNERS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒No fee required.

☐Fee paid previously with preliminary materials.

☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a‑6(i)(1) and 0‑11.

LFTD PARTNERS INC.

14155 Pine Island Drive, Jacksonville, Florida 32224

(847) 915-2446

October 25, 2024

Dear Stockholders of LFTD Partners Inc.:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of LFTD Partners Inc. (the “Company”), which will be held at the DoubleTree by Hilton Hotel Orlando Airport, 5555 Hazeltine National Dr, Orlando, FL 32812, Atlantis Boardroom, on December 6, 2024, at 11:00 AM Eastern Time.

Details of the business to be conducted at the Annual Meeting are provided in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. We have also provided a copy of our 2023 Annual Report on Form 10-K (“Annual Report”). We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business.

Regardless of whether you plan to attend the Annual Meeting in person, please read the accompanying Proxy Statement and then vote by Internet, telephone or mail as promptly as possible. Please refer to the enclosed proxy card for instructions on submitting your vote. Voting promptly will save us additional expense in soliciting proxies and will ensure that your shares are represented at the Annual Meeting. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy. Voting at the Annual Meeting will supersede any votes previously cast.

Our Board of Directors has unanimously approved the proposals set forth in the Proxy Statement and we recommend that you vote in favor of each such proposal.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Gerard M. Jacobs

Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote by Internet, telephone or mail as promptly as possible. Submitting your vote assures that a quorum will be present at the Annual Meeting and avoid the additional expense of duplicate proxy solicitations. Any stockholder attending the Annual Meeting may vote in person, even if he or she has returned a proxy.

LFTD PARTNERS INC.

14155 Pine Island Drive, Jacksonville, Florida 32224

(847) 915-2446

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on December 6, 2024

Dear Stockholders of LFTD Partners Inc.:

We are pleased to invite you to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of LFTD Partners Inc. (the “Company”), a Nevada corporation, which will be held at DoubleTree by Hilton Hotel Orlando Airport, 5555 Hazeltine National Dr, Orlando, FL 32812, Atlantis Boardroom, on December 6, 2024, at 11:00 AM Eastern Time, for the following purposes:

1.To elect nine directors to our Board of Directors, each to serve until our next Annual Meeting of Stockholders or until his respective successor is elected and qualified;

2.Ratifying the appointment of Fruci & Associates II, PLLC as our independent auditors for the fiscal year ending December 31, 2024; and

3.Such other matters as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The Company will only respond to written questions submitted in advance by shareholders of record by December 5, 2024 at 5:00 PM ET. Questions by shareholders of record are to be submitted via email via: jakejacobs@lftdpartners.com.

These matters are more fully discussed in the attached Proxy Statement.

The close of business on October 9, 2024 (the “Record Date”) has been fixed as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Only holders of record of common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. A complete list of these stockholders will be available for examination by any of our stockholders for purposes pertaining to the Annual Meeting at Colonial Stock Transfer Company, Inc., 7840 S. 700 E., Sandy, UT 84070, during normal business hours for a period of ten days prior to the Annual Meeting, and at the time and place of the Annual Meeting.

Whether or not you expect to attend in person, we urge you to vote your shares as promptly as possible by Internet, telephone or mail so that your shares may be represented and voted at the Annual Meeting. If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder.

Our Board of Directors unanimously recommends that you vote “FOR” Proposal Nos. 1 and 2, each of which are described in detail in the accompanying Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON DECEMBER 6, 2024:

THE ANNUAL REPORT AND PROXY STATEMENT ARE AVAILABLE ONLINE AT: www.colonialstock.com/LIFD2024.

By Order of the Board of Directors,

Gerard M. Jacobs

Jacksonville, Florida	Gerard M. Jacobs
October 25, 2024	Chairman and Chief Executive Officer

LFTD PARTNERS INC.

14155 Pine Island Drive, Jacksonville, Florida 32224

(847) 915-2446

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors of LFTD Partners Inc., a Nevada corporation (the “Company”), for use at the 2024 Annual Meeting of Stockholders (“Annual Meeting”) to be held on December 6, 2024, at 11:00 AM Eastern Time, and at any adjournment or postponement thereof, at DoubleTree by Hilton Hotel Orlando Airport, 5555 Hazeltine National Dr, Orlando, FL 32812, Atlantis Boardroom.

These proxy solicitation materials were mailed on or about October 25, 2024, to all stockholders entitled to notice of, and to vote at, our Annual Meeting. The proxy materials are also available free of charge on the Internet at: www.colonialstock.com/LIFD2024.

Voting

The specific proposals to be considered and acted upon at our Annual Meeting are described in more detail in this Proxy Statement. Stockholders of record at the close of business on October 9, 2024 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 14,822,678 shares of common stock, $0.001 par value per share (“Common Stock”), issued and outstanding. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

Quorum

In order for any business to be conducted at the Annual Meeting, the holders of more than 50% of the shares entitled to vote must be represented at the Annual Meeting, either in person or by properly executed proxy. If a quorum is not present at the scheduled time of the Annual Meeting, the Chairman (or other person presiding at the Annual Meeting) may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned Annual Meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

Required Vote for Approval

Proposal No. 1: Election of Directors. For the nine nominees who receive the greatest number of votes cast at the Annual Meeting by the shares present in person or by proxy and entitled to vote will be elected.

Proposal No. 2: Ratification of Appointment of Auditors. To ratify the appointment of Fruci & Associates II, PLLC as our independent auditors for the fiscal year ending December 31, 2024, the number of votes cast “FOR” must exceed the number of votes cast “AGAINST” this Proposal.

Abstentions and Broker Non-Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. If you do not give your broker or nominee specific instructions regarding such matters, your proxy will be deemed a “broker non-vote.”

Under Nevada law and our Bylaws, each matter (other than the election of directors) requires the affirmative vote of the majority of votes cast by stockholders present or represented by proxy (meaning the number of shares voted “FOR” a proposal must exceed the number of shares “AGAINST” such proposal). Abstentions and broker non-votes are not considered votes cast and, therefore, do not have any effect on the outcome of these matters.

Proxies

If your proxy is properly returned to the Company, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If you return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted (i) FOR the election of nine directors nominated by our Board, (ii) FOR ratification of the appointment of Fruci & Associates II, PLLC as our independent auditors for fiscal year 2024, and (iii) at the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You may revoke or change your proxy at any time before the Annual Meeting by filing with Colonial Stock Transfer Company, Inc., 7840 S. 700 E., Sandy, UT 84070, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting alone will not revoke your proxy. If you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your broker or record holder to vote personally at the Annual Meeting.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Company’s 2023 Annual Report on Form 10-K (the “Annual Report”), the proxy card and any additional solicitation materials furnished to the stockholders. Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies may be supplemented by a solicitation by telephone, e-mail or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by email, telephone and mail.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our Bylaws provide that the Board of Directors shall consist of not less than one, nor more than nine directors, and that upon any change in the number of directors, any newly created directorships or eliminated directorships shall be apportioned by the remaining members of the Board of Directors or by stockholders. The Company’s Board of Directors currently consists of nine directors.

Nine directors are nominated for election at the Annual Meeting. Each nominee has confirmed that they will be able and willing to serve as a director if elected. If any of the nominees becomes unable or unwilling to serve, your proxy will be voted for the election of a substitute nominee recommended by the current Board of Directors. Upon recommendation of the Board of Directors, the Board of Directors has nominated for election as directors at our Annual Meeting: Gerard M. Jacobs, JD, Nicholas S. Warrender, Vincent J. Mesolella, Joshua A. Bloom, MD, Sharial Howard, James S. Jacobs, MD, Richard E. Morrissy, Kevin J. Rocio, and Robert T. Warrender II.

Required Vote and Recommendation

The election of directors shall be elected by a plurality of the votes cast (meaning the nine nominees receiving the highest number of shares voted “FOR” their election will be elected). “WITHHOLD” votes and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of the nominees. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the election of the nominees.

The Board of Directors recommends that the stockholders vote “FOR” the election of Gerard M. Jacobs, JD, Nicholas S. Warrender, Vincent J. Mesolella, Joshua A. Bloom, MD, Sharial Howard, James S. Jacobs, MD, Richard E. Morrissy, Kevin J. Rocio, and Robert T. Warrender II.

The following sections set forth certain information regarding the nominees for election as directors of the Company.

Name	Age	Position
Gerard M. Jacobs, JD	69	Chairman of the Board, Chief Executive Officer and Secretary
Nicholas S. Warrender	34	Vice Chairman of the Board and Chief Operating Officer
Vincent J. Mesolella	75	Lead Outside Director
Joshua A. Bloom, MD	68	Director
Sharial Howard	43	Director
James S. Jacobs, MD	70	Director
Richard E. Morrissy	69	Director
Kevin J. Rocio	60	Director
Robert T. Warrender II	72	Director

Each of the Company’s executive officers and directors will hold office until their successors are duly elected and qualified. The background and principal occupations of each director nominee are as follows:

Gerard M. Jacobs, J.D., age 69, is Chairman of our Board of Directors, Chief Executive Officer and Secretary of the Company. Mr. Jacobs has been a private investor since 2006. In 2001, Mr. Jacobs took control of CGI Holding Corporation, and served as its Chief Executive Officer and member of its board of directors until 2006. Under Mr. Jacobs’ guidance, CGI Holding Corporation changed its name to Think Partnership Inc., made 15 acquisitions primarily of businesses involved in online marketing and advertising, and succeeded in having its common stock listed on the American Stock Exchange. Previously, in 1995, Mr. Jacobs took control of General Parametrics Corporation, a NASDAQ company, and served as its Chief Executive Officer and member of its board of directors until 1999. Under Mr. Jacobs’ guidance, General Parametrics changed its name to Metal Management Inc., made 37 acquisitions primarily of businesses involved in scrap metal recycling, and succeeded in building one of the largest scrap metal recycling companies in the world. Mr. Jacobs has also served as the lead outside director for America’s Car-Mart, Inc. (NASDAQ: CRMT) and Patient Home Monitoring Corp. (Toronto: PHM). We believe that Mr. Jacobs’ experience serving as the Chief Executive Officer of three publicly traded companies and as a director of two other publicly traded companies, his work as an investment banker and as an attorney, and his intelligence and educational background, qualifies him to serve as a director of the Corporation.

Mr. Jacobs received a law degree from the University of Chicago Law School, which he attended as a Weymouth Kirkland Law Scholar, in 1978; and an A.B from Harvard College, in 1976, where he was elected to Phi Beta Kappa. Mr. Jacobs’ brother, James S. Jacobs, M.D., is also a member of our board of directors and William C. Jacobs, our President and Chief Financial Officer and Treasurer, is Gerard M. Jacobs’ son.

Nicholas S. Warrender, age 34, is Vice Chairman of our Board of Directors and Chief Operating Officer of the Company. Nicholas S. Warrender founded Lifted Made in 2015 and has served as CEO since. Nicholas S. Warrender is an expert in brand design and development and has a degree in Communications with a focus on Business and Cinematography from Carthage College. Previously, Nicholas S. Warrender was a recruited high school basketball player and successful rapper, performing music shows at prestigious clubs, such as the Viper Room. Nicholas S. Warrender’s father, Robert T. Warrender II, is also a member of our board of directors and an employee of Lifted.

Vincent J. Mesolella, age 75, has been a member of our board of directors since October 2010. He has served for many years as the Chairman of the Narragansett Bay Commission, Providence, Rhode Island, one of the largest wastewater treatment utilities in the U.S. Mr. Mesolella also served for over twenty years as a member of the Rhode Island House of Representatives, including serving as the Majority Whip. Mr. Mesolella is the founder, President and Chief Executive Officer of MVJ Realty, LLC, a diversified real estate investment firm. Mr. Mesolella has served on the board of directors of Think Partnership Inc., an American Stock Exchange company. Mr. Mesolella has raised a great deal of money for charities including the Make-A-Wish Foundation. Mr. Mesolella resides in Rhode Island. We believe that Vincent J. Mesolella’s experience serving as a director of two publicly traded companies including service as Chairman of the Audit Committee of both, his work as a developer and business owner, his experience as an elected public official, his Chairmanship of a major wastewater treatment organization that has been nationally recognized for its excellence, his intelligence and educational background, and his familiarity with the real estate industry, qualifies him to serve as a director of the Corporation.

Joshua A. Bloom, M.D., age 67, has been a member of our board of directors since July 2007. He has been a practicing physician in Kenosha, Wisconsin since completion of his training in 1988. He is board Certified in Internal Medicine, Pulmonary Diseases, Critical Care Medicine and in Hospice and Palliative Care. He has been employed by Froedtert South (formerly known as United Hospital System) in the Clinical Practice Division from 1995 to present. He had been in private practice at the same address from 1988 to 1995. Dr. Bloom served on the board of directors of Kenosha Health Services Corporation from 1993 to approximately 2010 and the board of Hospice Alliance, Inc. since 1994 and Medical Director there since 1998. He also served on the board of the Beth Israel Sinai Congregation 1998 to 2014, where he served as the President from 2004 until 2010. We believe that Dr. Bloom’s experience serving as a director of the Corporation since 2007, and his intelligence and educational background, qualifies him to serve as a director of the Corporation.

Dr. Bloom received a medical degree from the University of Illinois in 1982 and completed his residency in internal medicine in 1985 and fellowship in Respiratory & Critical Care Medicine in 1988; both at the University of Illinois. He received an MS in Organic Chemistry from the University of Chicago in 1978 and a BS in Chemistry from Yale College in 1977.

Sharial Howard, age 43, is a reputable, Senior Real Estate Professional with @properties Christie’s International Real Estate in the Chicago/Chicagoland area where she practices residential and commercial real estate. She has a 15-year real estate law background composed of 5 years in residential real estate law and 10 years in commercial real estate law. She holds the Accredited Buyer Representative Designation and is a Certified Pricing Strategy Advisor and Certified Real Estate Negotiation Expert. She is a member of the Chicago Association of REALTORS®, Illinois REALTORS® and the National Association of REALTORS® and has been featured in CS Magazine, Crain’s Chicago Business Magazine, Chicago Real Producers Magazine and N’Digo Magazine for her contributions in the real estate industry. Ms. Howard is a proud graduate of the University of Illinois at Urbana-Champaign. We believe that Ms. Howard's intelligence and educational background qualifies her to serve as a director of the Corporation.

James S. Jacobs, M.D., age 70, has been a member of our board of directors since July 2007. Prior to his retirement in 2024, he was a Physician in the Department of Radiation Oncology, at St. Joseph Hospital in Denver, Colorado. He was previously the Resident Physician in Radiation Oncology at Rush Medical Center in Chicago, Illinois. We believe that Dr. Jacobs’ experience serving as a director of the Corporation since 2007, and his intelligence and educational background, qualifies him to serve as a director of the Corporation.

Dr. Jacobs did a residency in Radiation Oncology at Rush Medical Center in Chicago, Illinois and an internal medicine internship and residency at the University of Colorado Medical Center in Denver, Colorado. Dr. Jacobs received a BA in Neuroscience from Amherst College in Amherst, Massachusetts in 1976.

Richard E. Morrissy, age 69, has been a member of our board of directors since July 2007. From August 2016 through September 2023, Mr. Morrissy worked at the UIC Department of Medicine’s Section of Infectious Disease in a research clinic called Project WISH as Clinical Coordinator in Regulatory Affairs. Previously, Mr. Morrissy was the Senior Research Specialist at the Department of Surgery – CS within the UIC College of Medicine. Mr. Morrissy was a project coordinator for the School of Pharmacy. His duties included serving as project coordinator on four clinical trial research projects funded by the National Institutes of Health’s National Cancer Institute. The School of Pharmacy projects have involved multiple research projects utilizing Lycopene in restoring DNA damage in men’s prostates. The project at UIC’s internationally acclaimed Occupational Therapy School involved the setup and running of focus groups with impaired individuals to create a movement and activity computer survey for the World Health Organization. During his tenure, Mr. Morrissy managed clinical research trials including the submission of institutional review board documents and grant proposals, recruitment of subjects and data management and storage. He also designed and led focus groups, designed and critiqued research surveys, and edited manuscripts and scientific journals. We believe that Mr. Morrissy’s experience serving as a director of the Corporation since 2007, and his intelligence and educational background, qualifies him to serve as a director of the Corporation. He received a B.A. in History from Western Illinois University in 1976.

Kevin J. Rocio, age 60, has been a member of our board of directors since February 2020. Mr. Rocio is a seasoned award-winning real estate professional, including commercial, residential, finance and development. Mr. Rocio is a graduate of Elmhurst College and an immediate past board member of the Albany Park Community Center. In 2014, Mr. Rocio was accepted into the CCIM (Certified Commercial Investment Member) Institute, a recognized group of experts in the commercial and investment real estate industry. Most recent accolades received by Mr. Rocio include: the Chicago Defenders “Men of Excellence Award”, the Chicago Association of REALTORS Commercial Award, and the National Association of Realtors “National Commercial Award.” We believe that Mr. Rocio’s experience as a business owner qualifies him to serve as a director of the Corporation.

Robert T. Warrender II, age 72, has been a member of our board of directors since September 2020. Since January 2022, Mr. Warrender has also been an employee of Lifted. Mr. Warrender is the owner and founder of American Process Equipment, Inc. in Zion, IL. In 1993, Mr. Warrender founded American Process Equipment, Inc., which specializes in specialty pumps and related systems. Mr. Warrender has authored industry publications and technical papers for the pump industry and has served as a consultant to companies in related industries. Mr. Warrender attended the University of Wisconsin-Parkside. Mr. Warrender coached junior high school basketball for 20 years. Mr. Warrender is the father of Nicholas S. Warrender who currently serves as the Company’s Vice Chairman of the Board and Chief Operating Officer, and as the CEO of Lifted. We believe that Mr. Warrender’s experience as a business owner qualifies him to serve as a director of the Corporation.

Family Relationships

Gerard M. Jacobs is our CEO, and the father of our President and CFO William C. “Jake” Jacobs.

Director James S. Jacobs and Gerard M. Jacobs are brothers.

Director Robert T. Warrender II and Nicholas S. Warrender, Vice Chairman of the Board and Chief Operating Officer, and the CEO of the Company’s wholly-owned subsidiary Lifted Made are father and son. Robert T. Warrender II is also an employee of Lifted.

There are no other family relationships among any of our officers or directors.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions material to the evaluation of the ability and integrity of any of the Company’s director nominees during the past ten years.

CORPORATE GOVERNANCE, BOARD COMPOSITION AND BOARD COMMITTEES

Term of Office

Pursuant to our Bylaws, each member of the Board serves from the date they are duly elected and qualified, until the Company’s following annual meeting of stockholders or until their death, resignation or removal from office.

Board Member Independence

The Board believes that a majority of its members are independent directors. The Board has determined that, with the exception of Gerard M. Jacobs who also serves as the Company’s Chief Executive Officer, Nicholas S. Warrender who also serves as the Company’s Chief Operating Officer, Robert T. Warrender II who is the father of Nicholas S. Warrender, and James S. Jacobs, MD who is one of Gerard M. Jacobs’ siblings, all directors are independent as defined by the rules and regulations of the Nasdaq Capital Market.

Board Structure

The Board does not have a policy regarding the separation of the roles of the Chief Executive Officer and Chair of the Board, as the Board believes it is in the best interest of the Company and its stockholders to make that determination based on the position and direction of the Company and the membership of the Board, from time to time. Currently, Mr. Jacobs serves as both the Chief Executive Officer and as Chair of the Board. Currently, the Board believes that these combined roles are beneficial to both the daily operations of the Company and the strategic perspective of the Board.

Board Risk Oversight

Our Board administers its oversight function through both regular and special meetings and by frequent telephonic updates with our senior management. A key element of these reviews is gathering and assessing information relating to risks of our business. All businesses are exposed to risks, including unanticipated or undesired events or outcomes that could impact an enterprise’s strategic objectives, organizational performance and stockholder value. A fundamental part of risk management is not only understanding such risks that are specific to our business, but also understanding what steps management is taking to manage those risks and what level of risk is appropriate. In setting our business strategy, our Board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk.

Although our Board has the ultimate oversight responsibility for our risk management process, various committees of our Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and the assessments of risks reflected in audit reports. Legal and regulatory compliance risks are also reviewed by our Audit Committee. Risks related to our compensation programs are reviewed by the Compensation Committee. Our Board is advised by the committees of significant risks and management’s response via periodic updates.

Board Meetings

The Board held several meetings during the year ended December 31, 2023, supplemented by numerous additional discussions by and among a majority of the Board, and numerous actions effectuated by unanimous written consent in lieu of a formal motion and vote during an official meeting. In 2023, incumbent directors attended all of the aggregate number of meetings of the Board, except for Sharial Howard who was not appointed as a director until August 20, 2024. The Board also holds independent executive sessions without members of management on an as-needed basis.

Board Committees and Charters

The Board has four standing committees which consists of the Audit Committee, the Compensation Committee, the Nominating Committee, and the Investment Committee. The Board appoints the members and committee chair of each committee.

Nominating Committee

We have a nominating committee consisting of the following members: Joshua A. Bloom, M.D., Sharial Howard, Vincent J. Mesolella, Richard E. Morrissy and Kevin J. Rocio. We have not adopted a Nominating Committee charter. Richard E. Morrissy is the nominating committee Chairman.

Investment Committee

Our board of directors has appointed an Investment Committee currently consisting of our Chief Executive Officer Gerard M. Jacobs, J.D., our President and Chief Financial Officer William C. Jacobs, CPA, and our Chief Operating Officer Nicholas S. Warrender. We have not adopted an Investment Committee charter.

Compensation Committee

We have a compensation committee consisting of Joshua A. Bloom, M.D., Sharial Howard, Vincent J. Mesolella, Richard E. Morrissy, and Kevin J. Rocio as members. We have not adopted a Compensation Committee charter. Joshua A. Bloom, M.D. serves as the committee’s chairman.

Audit Committee

We have an audit committee consisting of Joshua A. Bloom, M.D., Sharial Howard, Vincent J. Mesolella, Richard E. Morrissy and Kevin J. Rocio as members. We have not adopted an Audit Committee charter. Vincent J. Mesolella serves as our audit committee chairman and financial expert. Our audit committee performs the following functions including: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; and (3) engaging outside advisors. Our Board of Directors has determined that each of its members is able to read and understand fundamental financial statements and has substantial business experience that results in that member’s financial sophistication. Accordingly, the Board of Directors believes that each of its members has the sufficient knowledge and experience necessary to fulfill the duties and obligations that an audit committee member should have for a business such as the Company.

Board Diversity

The table below provides certain highlights of the composition of our Board members and nominees as of October 23, 2024. Each of the categories listed in the tables below has the meaning as it is used in Nasdaq Listing Rule 5605(f).

Board Diversity Matrix (As of October 23, 2024)
Total Number of Directors	9

Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	8	—	—
Demographic Background
African American or Black	1	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	7	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	1	—	—
Did Not Disclose Demographic Background	—	—	—	—

Stockholder Communications with the Board of Directors

Our Board of Directors provides stockholders with the ability to send communications to the Board of Directors, and stockholders may do so at their convenience. In particular, stockholders may send their communications to:

Board of Directors c/o Corporate Secretary

LFTD Partners Inc.

14155 Pine Island Drive

Jacksonville, Florida 32224

All communications received by the Corporate Secretary are relayed to the Board of Directors of the Company. Members of the Board of Directors are not required to attend our Annual Meetings of Stockholders.

PROPOSAL NO. 2 RATIFICATION OF THE APPOINTMENT OF FRUCI & ASSOCIATES II, PLLC TO SERVE AS OUR

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR

The Board of Directors has appointed Fruci & Associates II, PLLC (“Fruci”) as our independent registered public accounting firm for the current fiscal year and hereby recommends that the stockholders ratify such appointment.

The Board of Directors may terminate the appointment of Fruci as the Company’s independent registered public accounting firm without the approval of the stockholders whenever the Board of Directors deems such termination necessary or appropriate.

Representatives of Fruci will be present at the Annual Meeting, or available by telephone, and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

Principal Accountant Fees and Services

On July 16, 2018, the Company engaged Fruci as the Company’s independent registered public accounting firm.

Mr. Vincent J. Mesolella, the Company’s Audit Committee Chairman, and Gerard M. Jacobs sign an engagement letter with Fruci before Fruci performs any audit or review services for the Company. Fruci was approved to provide audit and review services for the Company for the years ended December 31, 2024, 2023 and 2022.

The following describes the audit fees, audit-related fees, tax fees, and all other fees for professional services provided by Fruci:

For the year ended December 31, 2023:	For the year ended December 31, 2022:
Audit Fees: $185,922	Audit Fees: $108,873
Audit-Related Fees: $0	Audit-Related Fees: $0
Tax Fees: $0	Tax Fees: $0
All Other Fees: $0	All Other Fees: $0

As defined by the SEC, (i) “audit fees” are fees for professional services rendered by our principal accountant for the audit of our annual financial statements and review of financial statements included in our Form 10-K, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “audit fees”; (iii) “tax fees” are fees for professional services rendered by an external consultant for tax compliance, tax advice, and tax planning (these services were performed by our principal accountant; and (iv) “all other fees” are fees for products and services provided by our principal accountant, other than the services reported under “audit fees”, “audit-related fees”, and “tax fees”.

Audit Fees

For the fiscal year ended December 31, 2023 and 2022, audit fees were approximately $185,922 and $108,873 respectively.

Tax Fees

For the fiscal year ended December 31, 2023 and 2022, the Company did not retain Fruci for any tax services.

All Other Fees

During the fiscal years ended December 31, 2023 and 2022, all other fees for other services were $0 and $0, respectively.

Audit Committee Pre-Approval Policies and Procedures

Under the SEC’s rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to ensure that they do not impair the auditors’ independence. The Commission’s rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.

Consistent with the SEC’s rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent registered public accounting firm to us or any of our subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting. Accordingly, 100% of audit services and non-audit services described in this proposal were pre-approved by the Audit Committee.

There were no hours expended on the principal accountant’s engagement to audit the registrant’s financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant’s full-time, permanent employees.

Required Vote and Recommendation

Ratification of the selection of Fruci & Associates II, PLLC as the Company’s independent auditors for the fiscal year ending December 31, 2024 requires the affirmative vote of a majority of votes cast, either present or represented by proxy (meaning the number of shares voted “FOR” this proposal must exceed the number of shares voted “AGAINST” this proposal). Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the vote for this proposal. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the ratification of Fruci & Associates II, PLLC as the Company’s independent auditors for the fiscal year ending December 31, 2024.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the selection of Fruci & Associates II, PLLC as the Company’s independent auditors for the fiscal year ending December 31, 2024.

EXECUTIVE OFFICERS

The following table sets forth information regarding the executive officers of the Company:

Name	Age	Position
Gerard M. Jacobs, JD	69	Chairman, Chief Executive Officer and Secretary
Nicholas S. Warrender	34	Vice Chairman of the Board and Chief Operating Officer
William C. “Jake” Jacobs, CPA	36	President, Chief Financial Officer and Treasurer

The Chief Executive Officer and other officers of the Company hold their respective offices at the discretion of the Board.

Gerard M. Jacobs. The background and principal occupation of Mr. Jacobs is set forth above in Proposal No. 1.

Nicholas S. Warrender. The background and principal occupation of Mr. Warrender is set forth above in Proposal No. 1.

William C. “Jake” Jacobs, CPA, age 36, is President, Chief Financial Officer and Treasurer of the Company. Effective as of February 27, 2019, the Board appointed Mr. Jacobs, the son of our Company’s Chief Executive Officer Gerard M. Jacobs, to serve as the President, Chief Financial Officer and Treasurer of the Company. Prior to becoming President, Chief Financial Officer and Treasurer of the Company, Mr. Jacobs served as an independent contractor for the Company for the past several years. Previously, Mr. Jacobs worked in the Assurance Division of Ernst & Young (doing business as EY), auditing both publicly traded and privately held companies. Mr. Jacobs graduated from the University of Southern California, with a double major in Accounting and Business Administration with a concentration in Finance. In both 2024 and 2015, Mr. Jacobs won the Gold Medal at the United States of America Snowboard and Freeski Association (USASA) National Championships in the Boardercross Snowboard Men’s event, in the Master (30-39) and Senior (23-29) divisions, respectively.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions material to the evaluation of the ability and integrity of any of the Company’s executive officers during the past ten years.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation paid to the Company’s Chief Executive Officer, and the Company’s two most highly compensated executive officers other than its Chief Executive Officer, who were serving as executive officers as of December 31, 2023 and whose annual compensation exceeded $100,000 during such year (collectively the “Named Executive Officers”).

Name and principal position	Year	Salary	Bonuses	Stock awards	Deferred Contingent Stock	All other compensation	Total
Gerard M. Jacobs	2023	$250,000	$-	$-	$-	$-	$250,000
Chief Executive Officer and Chair of the Board	2022	$247,115	$761,355	$-	$-	$-	$1,008,470
William C “Jake” Jacobs	2023	$250,000	$-	$-	$586,500	$-	$836,500
Chief Financial Officer	2022	$247,116	$823,074	$-	$-	$-	$1,070,190
Nicholas S. Warrender	2023	$500,000	$-	$-	$-	$-	$500,000
Chief Operating Officer	2022	$247,115	$846,667	$-	$-	$-	$1,093,782

Employment Arrangements

Gerard M. Jacobs. Gerard M. Jacobs was paid a gross salary of $250,000 in 2023. In 2022, he was paid a gross salary of $247,115 and bonuses totaling $761,355. This consisted of $143,713 of the Modified 2021 Bonus Pool, Deferred Compensation of $450,975 pursuant to the Omnibus Agreement, and $166,667 stemming from the Amended Omnibus Agreement.

William C. “Jake” Jacobs. Jake Jacobs was paid a gross salary of $250,000 in 2023. Pursuant to the terms of the Lifted Merger, a total of 645,000 shares of unregistered common stock of the Company were designated as contingent deferred compensation (the “Deferred Contingent Stock”) payable after the third anniversary of the Lifted Merger to certain employees of Lifted and the Company who have been specified by Nicholas S. Warrender in his discretion (the “Deferred Contingent Stock Recipients”), subject to certain conditions and requirements. In 2023, Mr. Jacobs was a Deferred Contingent Stock Recipient, and his Deferred Contingent Stock had a taxable value of $586,500. In 2022, Mr. Jacobs was paid a gross salary of $247,116 and bonuses totaling $823,074. This consisted of $152,341 of the Modified 2021 Bonus Pool, Deferred Compensation of $504,066 pursuant to the Omnibus Agreement, and $166,667 stemming from the Amended Omnibus Agreement.

Nicholas S. Warrender. Nicholas S. Warrender was paid a gross salary of $500,000 in 2023. In 2022, Mr. Warrender was paid a gross salary of $247,115 and bonuses totaling $846,667. This consisted of $680,000 of the Modified 2021 Bonus Pool, and $166,667 stemming from the Amended Omnibus Agreement.

Equity Compensation Plans

None.

Option Plans

None.

Compensation Committee Interlocks and Insider Participation

No executive officers of the Company serve on the Compensation Committee (or in a like capacity) for the Company or any other entity.

PAY VERSUS PERFORMANCE

The following table presents certain information regarding compensation paid to the Company’s Principal Executive Officer, Gerard M. Jacobs (“PEO”), and other Named Executive Officers, William C. “Jake” Jacobs, and Nicholas S. Warrender (collectively, “Other NEOs” or “Non-PEOs”), and certain measures of financial performance, for the years ended December 31, 2023, 2022 and 2021. The amounts shown below are calculated in accordance with Item 402(v) of Regulation S-K. The Compensation Committee believes that 2023 compensation decisions for the PEO and Non-PEOs are reflective of the firm’s overall operating, strategic, financial and stock price performance and thus aligned with shareholders.

Pay Versus Performance Table

Year	Summary Compensation Table total for PEO (1)	Compensation Actually Paid to PEO (1)	Average Summary Compensation Total for Non-PEO Named Executive Officers	Average Compensation Actually Paid to Non-PEO Named Executive Officers	Value of Initial $100 Investment Based on Total Shareholder Return (2)	Net Income ($)

2023	$250,000	$250,000	$668,250	$668,250	$58	$2,159,007
2022	$1,008,470	$1,008,470	$1,081,986	$1,081,986	$58	$7,196,327
2021	$162,001	$162,001	$103,562	$103,562	$118	$5,799,982

(1)Gerard M. Jacobs served as the Company’s PEO during the fiscal years presented. The following amounts were added and deducted from the Summary Compensation Table (“SCT”) amount to determine the compensation actually paid to the PEO in accordance with SEC regulations:

Adjustments to Determine Compensation “Actually Paid”	2023	2022	2021

Deduction for Amount Reported under the “Stock Awards” column in the SCT	$-	$-	$-

Deduction for Amount Reported under the “Option Awards” column in the SCT	-	-	-

Increase for the Fair Value of Awards Granted during year that remain unvested as of year-end	-	-	-

Increase for the Fair Value of Awards Granted during year that remain vested as of year-end	-	-	-

Increase/deduction for Change in Fair Value from prior year-end to current year-end of Awards Granted prior to year-end that were outstanding and unvested as of year-end	-	-	-

Increase/deduction for Change in Fair Value from prior year-end to Vesting Date of Awards Granted prior to year-end that vested during year	-	-	-
Total Adjustments	$-	$-	$-

(2)Represents the cumulative shareholder return of a fixed investment of $100 made at the closing price of the Company’s Common Stock at December 31, 2020 for the measurement period beginning on such date and continuing through and including the end of the applicable fiscal year reflected in the table.

Analysis of the Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

PEO

From 2022 to 2023, compensation actually paid to the PEO decreased by $758,470, or 75%. Over the same period, the Company’s Total Shareholder Return was flat. The primary reason for the decrease in the PEO's pay during this period was the fact that the PEO did not receive any bonuses in 2023; however, in 2022, the PEO was paid bonuses totaling $761,355.

From 2021 to 2022, compensation actually paid to the PEO increased by $846,469, or 523%. Over the same period, the Company’s Total Shareholder Return decreased by 51%. Reasons for the increase in the PEO's pay during this period include the following:

1)In 2022, the PEO was paid bonuses totaling $761,355, up from $58,439 in bonuses that were paid to him in 2021; and

2)Starting January 1, 2022, the PEO's annual base salary was increased to $250,000; up from his 2021 annual base salary of $100,000.

Other NEOs

From 2022 to 2023, average compensation actually paid to non-PEOs decreased by $413,736, or 38%. Over the same period, the Company’s Total Shareholder Return was flat. Reasons for the decrease in the average compensation actually paid to non-PEOs during this period include:

1)No bonuses were paid to the non-PEOs in 2023, but in 2022, William C. Jacobs was paid bonuses totaling $823,074; and in 2022, Nicholas S. Warrender was paid bonuses totaling $846,667;

2)The decrease in paid bonuses from 2022 to 2023 was offset by the value of the Deferred Contingent Stock that William C. Jacobs received in 2023, which had a taxable value of $586,500; and

3)Further offsetting the decrease in average compensation actually paid to non-PEOs from 2022 to 2023 was the increase in Nicholas S. Warrender’s annual base salary from $250,000 to $500,000 as of January 1, 2023.

From 2021 to 2022, average compensation actually paid to non-PEOs increased by $978,424, or 945%. Over the same period, the Company’s Total Shareholder Return decreased 51%. Reasons for the increase in the average compensation actually paid to non-PEOs during this period include:

1)Starting January 1, 2022, the non-PEOs' annual base salaries were each increased to $250,000; previously, during 2021, each of the non-PEOs' annual base salaries was $100,000; and

2)Bonuses were paid to each of the non-PEOs in 2022, but no bonuses were paid to the non-PEOs in 2021. In 2022, William C. Jacobs was paid bonuses totaling $823,074, and Nicholas S. Warrender was paid bonuses totaling $846,667.

Compensation Actually Paid and Net Income

In 2023, our net income decreased by $5,037,320, or 70%, as compared to 2022, and the compensation actually paid for our PEO and non-PEO NEOs also decreased between 2022 and 2023.

Compensation Actually Paid and Cumulative TSR

Historically we have not used financial performance measures such as TSR to align with compensation actually paid to our PEO or other NEOs. Part of the compensation that our PEO and NEOs are eligible to receive consists of annual performance-based cash bonuses under the company-wide bonus pool that are designed to provide appropriate incentives to our executives to increase the Company's annual EBITDA. Please refer to Note 12 – Company-Wide Management Bonus Pool in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on March 29, 2024, for more information.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our Company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

DIRECTOR COMPENSATION

We currently have nine directors, five of whom are considered independent. Non-independent directors who are also employees of the Company do not receive compensation for their services as directors on the Board. The table below summarizes the compensation paid to our directors for the fiscal years ended December 31, 2023 and 2022:

Compensation of Directors

Name	Year	Director Fees		Salary		Bonuses		Stock awards	Deferred Contingent Stock	Warrant Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Gerard M. Jacobs, Chairman and CEO	2023	$-		$250,000	(A)	$-									$250,000
	2022	$-		$247,115	(A)	$761,355	(A)								$1,008,470

Nicholas S. Warrender, Vice Chairman and COO	2023	$-		$500,000	(B)	$-									$500,000
	2022	$-		$247,115	(B)	$846,667	(B)								$1,093,782

Vincent J. Mesolella, Lead Outside Director	2023	$16,000	(C)	$-		$-									$16,000
	2022	$16,000	(C)	$-		$40,000	(D)								$56,000

Joshua A. Bloom, MD, Director	2023	$16,000	(E)	$-		$-									$16,000
	2022	$16,000	(E)	$-		$20,000	(F)								$36,000

Sharial Howard, Director	2023	$-		$-		$-									$-
	2022	$-		$-		$-									$-

James S. Jacobs, MD, Director	2023	$16,000	(G)	$-		$-									$16,000
	2022	$16,000	(G)	$-		$-									$16,000

Richard E. Morrissy, Director	2023	$16,000	(H)	$-		$-									$16,000
	2022	$16,000	(H)	$-		$-									$16,000

Kevin J. Rocio, Director	2023	$16,000	(I)	$-		$-									$16,000
	2022	$16,000	(I)	$-		$-									$16,000

Robert T. Warrender II, Director	2023	$-		$60,000	(J)	$-									$60,000
	2022	$-		$55,385	(K)	$-									$55,385

Notes:

(A)

Please refer to the section above “Executive Compensation” for information about Gerard M. Jacobs’ compensation in 2023 and 2022. Note: none of Gerard M. Jacobs’ compensation is considered compensation for serving as a member of the board of directors of the Company. Gerard M. Jacobs has entered into an employment agreement with the Company.

(B)

Please refer to the section above “Executive Compensation” for information about Nicholas S. Warrender’s compensation in 2023 and 2022. None of Nicholas S. Warrender’s compensation is considered compensation for serving as a member of the board of directors of the Company. Nicholas S. Warrender has entered into an employment agreement with the Company.

(C)	During each quarter of 2023 and 2022, Mr. Mesolella was paid a $4,000 director fee.
(D)	During the quarter ended March 31, 2022, Mr. Mesolella was paid $40,000 of the Modified 2021 Bonus Pool Amount.
(E)	During each quarter of 2023 and 2022, Dr. Bloom was paid a $4,000 director fee.
(F)	During the quarter ended March 31, 2022, Dr. Bloom was paid $20,000 of the Modified 2021 Bonus Pool Amount. During each quarter of 2022, Dr. Bloom received his $4,000 quarterly director fee.
(G)	During each quarter of 2023 and 2022, Dr. Jacobs was paid a $4,000 director fee.
(H)	During each quarter of 2023 and 2022, Mr. Morrissy was paid a $4,000 director fee.
(I)	During each quarter of 2023 and 2022, Mr. Rocio was paid a $4,000 director fee.
(J)

During the year ended December 31, 2023, Mr. Warrender was paid a gross salary of $60,000. Note: this compensation is not considered compensation for serving as a member of the board of directors of the Company.

(K)

During the year ended December 31, 2022, Mr. Warrender was paid a gross salary of $55,385. Note: this compensation is not considered compensation for serving as a member of the board of directors of the Company.

Pursuant to the Omnibus Agreement, commencing on March 31, 2022, each of the non-officer members of the board of directors of the Company began receiving a quarterly fee of $4,000 from the Company.

In the future, it is possible that other directors may serve us in another capacity and may receive compensation from us in connection with that service.

Aggregate Option Exercise of Last Fiscal year and Fiscal Year-End Option Values

The table below sets forth unexercised options, warrants, stock that has not yet vested and equity incentive plan awards for Gerard M. Jacobs, William C. Jacobs, and Nicholas S. Warrender outstanding as of December 31, 2023.

Outstanding Equity Awards At Fiscal Year End December 31, 2023
(see "Description of Columns (a) Through (j):", below)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Gerard M. Jacobs, Chairman and CEO
November 2010 Grants	471,698			$2.00	12-31-24
November 2010 Grants	605,000			$2.00	12-31-24
6/19/2019 Compensation Agreement	250,000			$5.00	2-24-25
Warrants Issued in Connection with Acquisition of Lifted	200,000			$5.00	2-24-25

William C. Jacobs, President and CFO
6/19/2019 Compensation Agreement	225,000			$5.00	2-24-25
Warrants Issued in Connection with Acquisition of Lifted	225,000			$5.00	2-24-25

Nicholas S. Warrender, Vice Chairman and COO
Warrants Issued in Connection with Acquisition of Lifted	200,000			$5.00	2-24-25

Description of Columns (a) Through (j):

(a)	The name of the named executive officer;
(b)

On an award-by-award basis, the number of securities underlying unexercised options and warrants, including awards that have been transferred other than for value, that are exercisable and that are not reported in column (d);

(c)

On an award-by-award basis, the number of securities underlying unexercised options and warrants, including awards that have been transferred other than for value, that are unexercisable and that are not reported in column (d);

(d)	On an award-by-award basis, the total number of shares underlying unexercised options and warrants awarded under any equity incentive plan that have not been earned;
(e)	For each instrument reported in columns (b), (c) and (d), as applicable, the exercise or base price;
(f)	For each instrument reported in columns (b), (c) and (d), as applicable, the expiration date;
(g)	The total number of shares of stock that have not vested and that are not reported in column (i);
(h)	The aggregate market value of shares of stock that have not vested and that are not reported in column (j);
(i)

The total number of shares of stock, units or other rights awarded under any equity incentive plan that have not vested and that have not been earned, and, if applicable the number of shares underlying any such unit or right; and

(j)	The aggregate market or payout value of shares of stock, units or other rights awarded under any equity incentive plan that have not vested and that have not been earned.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership of the Company’s securities with the SEC on Forms 3 (Initial Statement of Beneficial Ownership), 4 (Statement of Changes of Beneficial Ownership of Securities) and 5 (Annual Statement of Beneficial Ownership of Securities). Directors, executive officers and beneficial owners of more than 10% of the Company’s Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us during the fiscal year ended December 31, 2023, management believes that all necessary reports were filed in a timely manner and all filings are current as of the date of this filing.

Code of Business Conduct and Ethics

We currently have not adopted a code of ethics due to our limited size and operations. We have considered adopting a Code of Business Conduct and Ethics (“Code”) in the past. We expect to adopt a Code or something similar in the future. The purpose of a Code is to assist the Company and its employees, officers and directors with the Company’s goals of conducting its business and affairs in accordance with applicable laws, rules and regulations and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships. The Company expects that any consultants or other service providers it retains will adhere to a Code.

Indemnification of Officers and Directors

As permitted by Nevada law, the Company will indemnify its directors and officers against expense and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Exclusion of Liability

The Nevada Business Corporation Act excludes personal liability for directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of the Nevada Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right that a director may have to be indemnified and does not affect any director's liability under federal or applicable state securities laws.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following transactions between the Company and any of its directors, executive officers or any other related persons occurred during the year ended December 31, 2023.

Purchase of the Building Located at 5511 95th Avenue, Kenosha, Wisconsin 53144

On December 14, 2023, LIFD and Lifted jointly borrowed a total of $3,910,000 from Surety Bank, DeLand, Florida, and Lifted Made closed on the purchase of its main operations building, located at 5511 95th Avenue, Kenosha, Wisconsin 53144 (the “5511 Building”), for $1,375,000 (the “5511 Purchase Price”). The 5511 Building is comprised of office, laboratory and warehouse space.

Prior to LIFD and Lifted’s purchase of the 5511 Building, on December 18, 2020, Lifted as tenant had entered into a Lease Agreement (the “Lease) with 95th Holdings, LLC (“Holdings” or “Landlord”) for the 5511 Building. The lease commencement date was January 1, 2021, and lease termination date is January 1, 2026.

The Landlord was an entity directly or indirectly owned by Nicholas S. Warrender, the Company’s COO and the CEO of Lifted and the largest stockholder of the Company as beneficial owner of 3,900,455 common stock shares. Due to the potential conflict of interest, the terms and conditions of the Lease were negotiated on behalf of Lifted by Vincent J. Mesolella, the Lead Outside Director of the Company. Landlord and Lifted were represented by their own independent legal counsel in connection with the Lease. Under the terms of the Lease, Nicholas S. Warrender was able to benefit through his entity, Holdings, by receiving rent and by eventually selling the 5511 Building to Lifted.

The purpose of the Lease was to replace Lifted’s current 3,300 square foot leased manufacturing facility and warehouse located in Zion, Illinois, as well as the space that Lifted has been temporarily using located adjacent to that rented space. Lifted built out the newly-leased space in Kenosha, including a clean room, and moved into that space during the first quarter of 2021. Lifted also expanded the parking lot of the 5511 Building because there was not enough parking space. Neither of these building improvements had an impact on the 5511 Purchase Price that Lifted had committed to pay for, and did pay for, the 5511 Building on December 14, 2023.

Under the terms of the “triple-net” Lease, starting on January 1, 2021, Lifted had leased approximately 11,238 square feet at the Premises at $6.13 per square foot per year in base rent ($68,888.94 in 2021), which was subject to a 2% increase in base rent each year, plus certain operating expenses and taxes.

On December 30, 2021, LIFD, Nicholas S. Warrender, Holdings, Gerard M. Jacobs, and William C. Jacobs entered into an agreement effective as of December 30, 2021 (“Omnibus Agreement”) that, among other things, required Lifted to purchase the 5511 Building from Holdings on or before December 31, 2022, for a fixed purchase price equal to $1,375,000. Pursuant to the terms of the Acceleration Agreement, the purchase date of the Premises was delayed until on or before December 31, 2023. Lifted purchased the 5511 Building from Holdings on December 14, 2023.

Repayment of $3,750,000 Promissory Note Between Nicholas S. Warrender and LIFD dated February 24, 2020

On December 30, 2021, LIFD repaid all principal and interest due under the $3,750,000 promissory note (the “$3.75M Promissory Note”) between Nicholas S. Warrender and LIFD dated February 24, 2020 that was a portion of the Merger Consideration paid by LIFD to Nicholas S. Warrender under the Merger Agreement. Pursuant to the terms of the $3.75M Promissory Note, the unpaid balance of the note accrued interest at the rate of 2% per annum.

Nicholas S. Warrender kept $1,000,000 of the repayment of the $3.75M Note, plus accrued interest, and on January 3, 2022, reloaned $2,750,000 to LIFD and Lifted (collectively “Payors”) at the rate of 2.5% (the “$2.75M Note”). The $2.75M Note payable jointly by the Company and Lifted to Nicholas S. Warrender was secured by a perfected first lien security interest (the “Security Interest”) that encumbers all of the assets of the Company and Lifted. The Company was obligated to pay off the principal of the $2.75M Note in five semi-annual payments to Nicholas S. Warrender of $458,333 and a sixth and final semi-annual payment to Nicholas S. Warrender of $458,335, in each case plus accrued interest, starting on June 30, 2022.

On June 7, 2022, LFTD Partners prepaid $916,666 of the principal of the $2.75M Note, and $29,384 of related accrued interest through that date, which left $1,833,334 remaining principal on the $2.75M Note. On July 5, 2022, we entered into an agreement (“Acceleration Agreement”) with Nicholas S. Warrender. Under the terms of the Acceleration Agreement, we were obligated to repay the remaining principal balance as follows: $1,374,999 on or before December 31, 2022, and $458,335 on or before December 31, 2024. Then, on July 8, 2022, we prepaid $916,666, along with accrued interest, and then, on July 25, 2022, we prepaid the remaining principal balance of $916,668 and accrued interest in full, and all collateral securing the $2.75M Note was released.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following tables set forth information regarding shares of our Common Stock beneficially owned as of October 23, 2024, by:

(i)each of our officers and directors;

(ii)all officers and directors as a group; and

(iii)each person known by us to beneficially own five percent or more of the outstanding shares of our Common Stock. As of December 31, 2023, the Company has 14,805,678 shares of common stock issued and outstanding, and 19,009,876 shares outstanding on a fully diluted basis.

Beneficial Ownership of our Common Stock

Common shares of stock outstanding as of December 31, 2023	14,805,678
Fully Diluted Shares Outstanding as of December 31, 2023	19,009,876

Name	Number of Series A Preferred Stock Shares Owned	Beneficial Ownership Percentage	Number of Series B Preferred Stock Shares Owned	Beneficial Ownership Percentage	Number of Common Stock Shares Owned or Controlled	Beneficial Ownership Percentage out of the Common Shares of Stock Outstanding as of December 31, 2023	Options/ Warrants Owned	Overall Voting Power	Overall Voting Power (%) out of Fully Diluted Shares as of December 31, 2023
(1) Nicholas S. Warrender	-	-	-	-	3,900,455	26.34%	200,000	4,100,455	21.57%
(2) Gerard M. Jacobs	-	-	-	-	1,063,448	7.18%	1,526,698	2,590,146	13.63%
(3) ZIE Partners LLC	-	-	-	-	2,500,000	16.89%	-	2,500,000	13.15%
(4) William C. "Jake" Jacobs, CPA	-	-	-	-	400,000	2.70%	450,000	850,000	4.47%
(5) Vincent J. Mesolella	-	-	-	-	537,862	3.63%	100,000	637,862	3.36%
(6) Roberti Jacobs Family Trust	-	-	-	-	181,623	1.23%	-	181,623	0.96%
(7) James S. Jacobs, M.D.	-	-	-	-	79,500	0.54%	75,000	154,500	0.81%
(8) Joshua A. Bloom, M.D.	-	-	-	-	55,000	0.37%	75,000	130,000	0.68%
(9) Richard E. Morrissy	-	-	-	-	30,000	0.20%	75,000	105,000	0.55%
(10) Robert T. Warrender II	-	-	-	-	5,700	0.04%	100,000	105,700	0.56%
(11) Miss Mimi Corporation	-	-	-	-	100,000	0.68%	-	100,000	0.53%
(12) Kevin J. Rocio	-	-	-	-	-	0.00%	50,000	50,000	0.26%
Total of All Officers, Directors, and Affiliates as a group	-	-	-	-	8,853,588	59.80%	2,651,698	11,505,286	60.52%
Total of All Officers and Directors as a group	-	-	-	-	6,071,965	41.01%	2,651,698	8,723,663	45.89%

(1)

Mr. Nicholas S. Warrender serves as Vice Chairman and Chief Operating Officer, and he owns 3,900,455 shares of LFTD Partners’ common stock. The address for Nicholas S. Warrender is 5511 95th Avenue, Kenosha, WI 53144. Mr. Warrender also owns a five year warrant to purchase 200,000 shares of unregistered common stock of the Company at an exercise price of $5.00 per share.

(2)

The address for Mr. Gerard M. Jacobs is 14155 Pine Island Drive, Jacksonville, FL 32224. Mr. Jacobs has voting control over the following: (a) 781,625 shares of unregistered common stock; (b) 181,623 Company shares owned by the Roberti Jacobs Family Trust, over which Mr. Jacobs has voting control via a shareholders agreement; (c) 100,000 shares of common stock owned by his affiliate Miss Mimi Corporation; (d) 200 shares of common stock owned by his wife; and (e) 1,076,698 options at $2.00 per share. Also, simultaneously with the execution of an employment agreement, LFTD Partners issued to Mr. Jacobs or his designee(s) five-year warrants giving Gerard M. Jacobs or his designee(s) the right to purchase 250,000 shares of common stock of LFTD Partners exercisable at $5.00 per share, vesting upon the closing of LFTD Partners’ acquisition of Warrender Enterprise Inc. d/b/a Lifted Liquids. Mr. Jacobs was also one of the specified Warrant Recipients, and received a five year warrant to purchase 200,000 shares of unregistered common stock of the Company at an exercise price of $5.00 per share.

(3)

Mr. Christian Zann is the Manager of ZIE Partners LLC. The address for ZIE Partners LLC is 14155 Pine Island Drive, Jacksonville, FL 32224. ZIE Partners LLC owns 2,500,000 shares of LFTD Partners' common stock.

(4)

The address of Mr. William C. “Jake” Jacobs is 14155 Pine Island Drive, Jacksonville, FL 32224. Mr. Jacobs owns 400,000 shares of common stock of the Company. Also, simultaneously with the execution of an employment agreement, LFTD Partners issued to Mr. Jacobs or his designee(s) five-year warrants giving William C. Jacobs or his designee(s) the right to purchase 225,000 shares of common stock of LFTD Partners exercisable at $5.00 per share, vesting upon the closing of LFTD Partners’ acquisition of Warrender Enterprise Inc. d/b/a Lifted Liquids. Mr. Jacobs was also one of the specified Warrant Recipients, and received a five year warrant to purchase 225,000 shares of unregistered common stock of the Company at an exercise price of $5.00 per share.

(5)

The address for Mr. Vincent J. Mesolella is 14155 Pine Island Drive, Jacksonville, FL 32224. Mr. Mesolella has voting control over 537,862 shares of the Company’s common stock. Mr. Mesolella was one of the specified Warrant Recipients, and received a five year warrant to purchase 100,000 shares of unregistered common stock of the Company at an exercise price of $5.00 per share.

(6)

The address for the Roberti Jacobs Family Trust is 14155 Pine Island Drive, Jacksonville, FL 32224. The Roberti Jacobs Family Trust irrevocably conveyed all of its voting power to Mr. Gerard M. Jacobs pursuant to the 2007 shareholder agreement described above. Mr. Gerard M. Jacobs is one of the grantors of the trust corpus, Mr. William C. “Jake” Jacobs currently is the trustee, and Mr. Gerard M. Jacobs’ children are the beneficiaries. The trust is irrevocable. The Trust owns 181,623 shares of the Company’s common stock.

(7)

The address for Dr. James S. Jacobs is 14155 Pine Island Drive, Jacksonville, FL 32224. Dr. Jacobs owns 79,500 shares of LFTD Partners’ common stock. He or his designee has the right to purchase from the Company 25,000 warrants at $1.85 per share for a purchase price of $1.00. Dr. Jacobs was also one of the specified Warrant Recipients, and received a five year warrant to purchase 50,000 shares of unregistered common stock of the Company at an exercise price of $5.00 per share.

(8)

The address for Dr. Joshua A. Bloom is 14155 Pine Island Drive, Jacksonville, FL 32224. Dr. Bloom owns 55,000 shares of the Company’s common stock. He or his designee has the right to purchase from the Company 25,000 warrants at $1.85 per share for a purchase price of $1.00. Dr. Bloom was also one of the specified Warrant Recipients, and received a five year warrant to purchase 50,000 shares of unregistered common stock of the Company at an exercise price of $5.00 per share.

(9)

The address for Mr. Richard E. Morrissy is 14155 Pine Island Drive, Jacksonville, FL 32224. Mr. Morrissy owns 30,000 shares of common stock. He or his designee has the right to purchase from the Company 25,000 warrants at $1.85 per share for a purchase price of $1.00. Mr. Morrissy was also one of the specified Warrant Recipients, and received a five year warrant to purchase 50,000 shares of unregistered common stock of the Company at an exercise price of $5.00 per share.

(10)

The address for board member Mr. Robert T. Warrender II is 14155 Pine Island Drive, Jacksonville, FL 32224. Mr. Warrender owns 5,700 shares of LFTD Partners’ common stock. Mr. Warrender was one of the specified Warrant Recipients, and received a five year warrant to purchase 100,000 shares of unregistered common stock of the Company at an exercise price of $5.00 per share.

(11)

Miss Mimi Corporation is an affiliate entity controlled by Mr. Gerard M. Jacobs. The address for Miss Mimi Corporation is 14155 Pine Island Drive, Jacksonville, FL 32224. Miss Mimi Corporation owns 100,000 shares of common stock.

(12)

The address for Mr. Kevin J. Rocio is 14155 Pine Island Drive, Jacksonville, FL 32224. Mr. Rocio was also one of the specified Warrant Recipients, and received a five year warrant to purchase 50,000 shares of unregistered common stock of the Company at an exercise price of $5.00 per share.

Changes in Control

The Company is not aware of any arrangements that may result in a change in control of the Company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board and is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial statements and the reporting process, including the system of internal controls. The independent registered certified public accountants are responsible in their report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 with the Company’s management and its independent registered certified public accountants. The Audit Committee met privately with the independent registered certified public accountants and discussed issues deemed significant by the independent registered certified public accountants, including those matters required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards). In addition, the Audit Committee has received the written disclosures from the independent registered certified public accountants required by the applicable requirements of the Public Company Accounting Oversight Board and discussed with the independent registered certified public accountants their independence from the Company.

Based upon the reviews and discussions outlined above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

Audit Committee

Vincent J. Mesolella (Chairman)

Sharial Howard

Joshua A. Bloom, M.D.

Richard E. Morrissy

Kevin J. Rocio

ADDITIONAL INFORMATION

Deadline for Receipt of Stockholder Proposals

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals to be presented at our 2025 Annual Meeting of Stockholders and included in our Proxy Statement and form of proxy relating to that annual meeting must be received by us at our principal executive offices at 14155 Pine Island Drive, Jacksonville, Florida 32224, addressed to our Corporate Secretary, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting and must contain specific information concerning the matter to be brought before such meeting and concerning the stockholder proposing such matter. These proposals must comply with applicable Nevada law, the rules and regulations promulgated by the SEC and the procedures set forth in our Bylaws.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and all other applicable requirements.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single set of the Company’s proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the Company’s proxy materials, please notify your broker or direct a written request to Colonial Stock Transfer Company, Inc., 7840 S. 700 E., Sandy, UT 84070, or by calling (801) 355-5740. The Company undertakes to deliver promptly, upon any such oral or written request, a separate copy of its proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of the Company’s proxy materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact the Company at the above address or phone number.

Other Matters

At the date of this Proxy Statement, the Company knows of no other matters, other than those described above, that will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of the Company and the stockholders.

The Board of Directors invites you to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting in person, please submit your vote by Internet, telephone or mail as promptly as possible so that your shares will be represented at the Annual Meeting.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE READ THE ACCOMPANYING PROXY STATEMENT AND THEN VOTE BY INTERNET, TELEPHONE OR MAIL AS PROMPTLY AS POSSIBLE. VOTING PROMPTLY WILL SAVE US ADDITIONAL EXPENSE IN SOLICITING PROXIES AND WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

By order of the Board of Directors,

Gerard M. Jacobs

Gerard M. Jacobs

Chairman and Chief Executive Officer

LIFD

LFTD Partners Inc.

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Control #: «ControlNumberExt»

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

Voting Instructions

You can vote by Internet or Telephone!

Instead of mailing your proxy, you may choose one of the three voting options outlined below.

VOTE BY INTERNET – http://www.colonialstock.com/LIFD2024

- You can view the LFTD PARTNERS INC Annual Report and Proxy Statement and submit your vote online at the website listed above up until 7:00 PM EST on 12/05/2024. You will need the control number at the left in order to do so.
- Follow the instructions on the secure website to complete your vote.

VOTE BY PHONE – 877-285-8605

- You may vote by phone until 7:00 PM EST on 12/05/2024.
- Please have your notice and proxy card in hand when you call.

VOTE BY MAIL

- If you have not voted via the internet OR telephone, mark, sign and return your proxy ballot to Colonial Stock Transfer, 7840 S 700 E, Sandy, UT 84070.
- Votes by mail must be received by 12/05/2024

THIS PROXY BALLOT IS VALID ONLY WHEN SIGNED AND DATED.

The undersigned hereby appoints Gerard M. Jacobs and William C. Jacobs, and each or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of common stock, $0.001 par value per share ("Shares") of LFTD PARTNERS INC (the "Company") which the undersigned would be entitled to vote at the ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY (THE "MEETING") TO BE HELD AT DOUBLETREE BY HILTON HOTEL ORLANDO AIRPORT, 5555 HAZELTINE NATIONAL DR, ORLANDO, FL 32812, ATLANTIS BOARDROOM ON DECEMBER 06, 2024, AT 11:00 A.M., FLORIDA TIME, and directs that the Shares represented by this Proxy shall be voted as indicated below:

	For All	Withhold All	For All Except	To withhold authority to vote for any any individual nominee(s), mark "For All Except" and write the number(s of the nominee(s) on the line below.
1. Election of Directors	☐	☐	☐	______________________

Nominees:
1) Gerard M. Jacobs, JD
2) Nicholas S. Warrender
3) Vincent J. Mesolella
4) Joshua A. Bloom, MD
5) Sharial Howard
6) James S. Jacobs, MD
7) Richard E. Morrissy
8) Kevin J. Rocio
9) Robert T. Warrender II.

	For	Against	Abstain
2. To ratifying the appointment of Fruci & Associates II, PLLC as our independent auditors for the fiscal year ending December 31, 2024	☐	☐	☐
	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

The board of directors recommends a vote "FOR" Proposals 1 and 2. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted "FOR" proposals 1 and 2.

Please indicate if you plan to attend this meeting. Yes ☐ No ☐

Sign exactly as name appears hereon. For joint accounts, all co-owners should sign. Executors, administrators, custodians, trustees, etc. should so indicate when signing.

Signature	Date	Signature (Joint Owners)	Date